UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 10, 2014

ePunk, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53564	26-1395403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(Address of principal executive offices) (Zip Code)

(949) 903-9144

(Registrant’s telephone number, including areacode)

1060 Calle Negocio Suite B

San Clemente, CA 92673

 (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by ePunk, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

On February 10, 2014, the Registrant entered into a Share Exchange Agreement (the “Share Exchange Agreement”), between and among the Registrant and Blink Technologies, Inc., a Nevada corporation (“Blink Technologies”) and 100% of the share capital of Blink Technologies, and the common shareholders of Blink Technologies (the “Blink Technologies Shareholders”).

Pursuant to the Share Exchange Agreement, the Registrant will issue to the Blink Technologies Shareholders, on a pro rata basis, a total of 24,000,000 shares of the Registrant’s common stock, which will represent 54.98% of the post-closing issued and outstanding shares of the Registrant, in exchange for all of the issued and outstanding common share capital of Blink Technologies.

Blink Technologies is based in Silicon Valley and is focused on delivering consumer technology solutions that enhance and expand the experiences people enjoy everyday while using essential electronic devices such as smartphones, tablets, and TVs.

Over the past few years the Registrant has sustained continued financial losses and revenue declines as its business has grown more competitive, it has not been able to raise additional capital to expand its operations, it has recent concerns about obligations to its creditors and its continuation as a going concern, and it has explored various financing and acquisition alternatives. Based upon management’s review of alternatives, the Share Exchange Agreement presents the most viable present possibility for future enhancement of shareholder value.

At the Closing of the Share Exchange Agreement, Sean Clarke will resign from the position as acting Chief Executive Officer of the Registrant, and Dean Miller will be appointed as Chief Executive Officer and Steve Dowdell as Chairman. Mr. Clarke will resign as a director of the Registrant effective following the expiration of the required ten (10) day notification period under Regulation 14f-1 of the Securities Exchange Act of 1934, which notice shall be effected by the mailing of an Information Statement to shareholders. At the effective time of Mr. Clarke’s resignation, Robert Gilbert will be appointed as director of the Registrant.

CONSUMMATION OF THIS SHARE EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

Registrant currently has issued and outstanding 19,950,602 shares of par value $.0001 common stock, which trades on the Over-The-Counter Bulletin Board Pink Sheets under the symbol “PUNK.”

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1 Share Exchange Agreement dated February 10, 2014 (exhibits to agreement omitted).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2014

ePunk, Inc.

By:	/s/ Sean Clarke
Sean Clarke
Chairman and President

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